UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     July 6, 2009

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

In a Form 8-K filed July 6, 2009, SMF Energy Corporation (the “Company”) announced that on June 29, 2009, it had completed a $40 million recapitalization program (the “Recapitalization”) that restructured all of its debt and equity securities by, among other steps, entering  into a series of agreements (the “Original Exchange Agreements”) with holders of its Series A, B and C Preferred Stock (the “Existing Preferred Stock”), and its August 2007 Secured Convertible Promissory Notes (the “Secured Notes”) by which it extinguished all of the Secured Notes and Preferred Stock with a combination of cash from a new term loan and the issuance of Common Stock as well as new, lower yield, securities.

After the June 29, 2009, closing of the Recapitalization, the Company was informed by two previous holders (the “Holders”) of the Secured Notes that, notwithstanding the terms of their Original Exchange Agreements, they had intended to exchange more of their Secured Notes for shares of Common Stock than was reflected in their Original Exchange Agreements.  Accordingly, in response to a request from the Holders, on July 6, 2009, the Company entered into two additional Exchange Agreements (the “New Exchange Agreements”) with the Holders in order to rectify the discrepancy between the Holders’ intent and the Original Exchange Agreements.  By the New Exchange Agreements, the Holders exchanged shares of the new Series D Convertible Preferred Stock (the “Series D Preferred”) that they had received in the Recapitalization for an aggregate of 867,056 shares of the Company’s common stock.

The New Exchange Agreements provided the Holders with the terms originally offered to them in the Recapitalization, including the $0.38 price per share of Common Stock, rather than the $0.40 conversion price that would have been available to them upon a conversion of the Series D Preferred that they received in the Recapitalization.  The $0.38 price used in the New Exchange Agreements was not less than the closing bid price for the Common Stock on the Nasdaq Capital Market on the last trading day preceding the July 6, 2009 New Exchange Agreements.

Pursuant to the New Exchange Agreements, the Company exchanged a total of 824 shares of Series D Preferred for 867,056 shares of Common Stock based on an aggregate value of $329,481.

The offer and sale of the common stock was exempt from registration under the Securities Act of 1933, as amended (the “Act”), as a private offering made exclusively to “accredited investors” under Sections 4(2) and 4(6) of the Act and Regulation D promulgated thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2009	SMF ENERGY CORPORATION

	By:	/s/ Richard E. Gathright
Richard E. Gathright, Chief Executive Officer and President